Consent of Independent Registered Public Accounting Firm

Siltrium Tech Corporation

421 Broadway

San Diego, CA 92101

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 29, 2025, relating to the financial statements of Siltrium Tech Corporation for the period from inception on May 27, 2025 through July 31, 2025, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

October 29, 2025